UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 or 15(d) of THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 25, 2017

INTERCONTINENTAL EXCHANGE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36198	46-2286804
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

5660 New Northside Drive, Third Floor, Atlanta, Georgia 30328

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (770) 857-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective May 25, 2017, Intercontinental Exchange, Inc. (the “Company”) amended and restated its Third Amended and Restated Certificate of Incorporation (as so amended, the “Fourth Amended and Restated Certificate of Incorporation”) and amended and restated its Seventh Amended and Restated Bylaws (as so amended, the “Eighth Amended and Restated Bylaws”). The Fourth Amended and Restated Certificate of Incorporation updates and streamlines references to our national securities exchange subsidiaries, their members, and the holding companies that control such exchanges, deletes references to certain other subsidiaries and removes an obsolete proviso cross-referencing a section of our bylaws that was deleted after the sale of the Euronext business in 2014. The Eighth Amended and Restated Bylaws update and streamline references to our subsidiaries and processes for stockholder meetings and stockholder proposals and replace obsolete references to the Vice Chairman with references to the Lead Independent Director.

The full text of the Company’s Fourth Amended and Restated Certificate of Incorporation and the Company’s Eighth Amended and Restated Bylaws, which are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Fourth Amended and Restated Certificate of Incorporation of Intercontinental Exchange, Inc., dated May 25, 2017.

3.2	Eighth Amended and Restated Bylaws of Intercontinental Exchange, Inc., dated May 25, 2017.

2

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

INTERCONTINENTAL EXCHANGE, INC.

Date: May 26, 2017	By:	/s/ Andrew J. Surdykowski
	Name:	Andrew J. Surdykowski
	Title:	Senior Vice President, Associate General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Fourth Amended and Restated Certificate of Incorporation of Intercontinental Exchange, Inc., dated May 25, 2017.

3.2	Eighth Amended and Restated Bylaws of Intercontinental Exchange, Inc., dated May 25, 2017.